UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 3, 2016 (November 1, 2016)

Nivalis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3122 Sterling Circle, Suite 200 Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 945-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2016, the Board of Directors of Nivalis Therapeutics, Inc. (the “Company”) approved an increase in the size of the Board of Directors to seven and the appointment of Cynthia Smith to fill the resulting vacancy. Ms. Smith will serve as a Class II director to the Board of Directors and will stand for re-election at the Company’s annual stockholders meeting in 2017. Ms. Smith will also serve on the Company’s Nominating and Corporate Governance Committee.

Ms. Smith is Chief Commercial Officer of ZS Pharma, a position she has held since June 2013.  ZS Pharma became a subsidiary of AstraZeneca after its acquisition in December 2015. Prior to joining ZS Pharma, Ms. Smith was Vice President, Market Access & Commercial Development at Affymax, Inc., a biotechnology company focused on the development and commercialization of novel renal therapies, including a new anemia drug for chronic kidney disease patients.  Ms. Smith was employed at Affymax from October 2008 to March 2013.

Prior to Affymax, Ms. Smith was Executive Director of Healthcare System and Medicare Strategy at Merck. During her tenure at Merck from June 2000 to October 2008, she also held various leadership positions in corporate strategy, public policy, and external affairs, including global crisis management for the Vioxx recall. Before joining the pharmaceutical industry, she served in the White House Office of Management and Budget (OMB) in the Clinton Administration. Ms. Smith earned an MBA from the Wharton School of the University of Pennsylvania, an MS in public policy from the Eagleton Institute of Politics at Rutgers University, and a BA from the University of North Carolina at Chapel Hill.

Ms. Smith will be entitled to the cash compensation previously approved for the independent directors of the Board, which consists of an annual retainer of $35,000 payable quarterly and an annual committee retainer of $3,750 for service on the Nominating and Corporate Governance Committee. The Board also approved an initial option grant of 18,450 shares of common stock that vests in equal monthly installments over a three-year period following the date of her appointment, subject to continued service.

Ms. Smith entered into the Company’s standard indemnification agreement, the form of which was filed as an exhibit to the Company’s registration statement on Form S-1 (Registration No. 333- 204127).

The Board has determined that Ms. Smith satisfies the definition of “independent director” under the Nasdaq listing standards. There is no arrangement or understanding between Ms. Smith and any other person pursuant to which Ms. Smith was selected as a director.

Nivalis issued a press release announcing Ms. Smith’s appointment to the Board on November 3, 2016, a copy of which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

Number and Description

99.1        Press Release, dated November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIVALIS THERAPEUTICS, INC.

November 3, 2016	By:	/s/ R. Michael Carruthers
	Name:	R. Michael Carruthers
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated November 3, 2016.